Tompkins Financial 8-K

Exhibit 99.2

For more information contact:
Stephen S. Romaine, President & CEO
Francis M. Fetsko, CFO
Tompkins Financial Corporation  607.273.3210

For Immediate Release
Wednesday, July 20, 2011

Tompkins Financial Corporation
Increases Cash Dividend

ITHACA, NY – Tompkins Financial Corporation (TMP – NYSE Amex)

Tompkins Financial Corporation announced today that its Board of Directors approved payment of a regular quarterly cash dividend of $0.36 per share, payable on August 15, 2011, to common shareholders of record on August 5, 2011.   The current dividend represents a 5.9% increase over the $0.34 cash dividend paid in the second quarter of 2011.

Stephen S. Romaine, President and CEO stated, “The approval by our board to increase our dividend is in recognition of the strong earnings performance, credit quality and capital position of our Company.”

Tompkins Financial Corporation operates 45 banking offices in the New York State markets served by the Company's three community banks - Tompkins Trust Company, The Bank of Castile, and Mahopac National Bank, insurance through Tompkins Insurance Agencies, Inc. and wealth management through Tompkins Financial Advisors.